Exhibit 99.1

May 22, 2013

Contact:	Douglas J. Glenn
President and Chief Executive Officer
(757) 217-1000

MIKE BECRAFT JOINS GATEWAY BANK MORTGAGE AS VICE PRESIDENT OF BUSINESS DEVELOPMENT

Virginia Beach, Virginia, May 22, 2013:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads and Shore Bank, today announced that Mike Becraft has joined its subsidiary, Gateway Bank Mortgage (“Gateway”), as Vice President of Business Development.  He will be located in the Hilltop Financial Center in Virginia Beach.  Becraft has 17 years of experience in mortgage, consumer and commercial banking in the Norfolk market.

Chris Corchiani, CEO of Gateway, said “Our goal is for Gateway to be a core part of the Hampton Roads Bankshares franchise in all of our markets and a sustainable, long-term business.  We continue to attract proven mortgage professionals like Mike, who share our excitement about this opportunity and will help make our goal a reality.”

Stefanie Levensalor, who recently rejoined Gateway as Vice President and Hampton Roads Market Manager, said, “I am delighted to be back at Gateway and excited about the opportunity to build our mortgage business in the Hampton Roads area.  I have known Mike for many years, welcome him to the team and am confident that he will bring great energy, commitment and professionalism to serving our customers in the Virginia Beach market.”

Prior to joining Gateway, Becraft served as Vice President – Commercial Lender at Farmers Bank in Windsor/Suffolk, Virginia.  Previously, he served in a variety of mortgage and consumer banking positions over a 15-year period with PNC Bank and its predecessor, RBC Bank, in Norfolk.  Prior to PNC/RBC, Becraft served as a Branch manager at Cenit Bank in Norfolk.

Becraft earned a B.S. in Business Administration at Old Dominion University.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including prospective statements about the performance of the Company’s personnel and the ability of the Company to continue attracting qualified personnel and building its mortgage business. Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company headquartered in Virginia Beach, Virginia.  The Company’s primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (collectively, the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses.  Currently, The Bank of Hampton Roads operates 33 banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and two loan production offices in West Ocean City, Maryland and Rehoboth Beach, Delaware. Through various affiliates, the Banks also offer mortgage banking services and investment products.  Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.”  Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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